Exhibit 4.1
EXECUTION COPY

CHARTERED SEMICONDUCTOR MANUFACTURING LTD
and
THE BANK OF NEW YORK,
as Trustee
and
THE BANK OF NEW YORK,
as Unit Agent, Conversion Agent, Redemption Agent, Transfer Agent, Paying Agent and Registrar
MASTER AGENCY AGREEMENT
Dated as of August 17, 2005

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Exhibit B Form of Conversion Notice	39

Exhibit C Form of Confirmation	41

THIS MASTER AGENCY AGREEMENT, dated as of August 17, 2005, among CHARTERED SEMICONDUCTOR MANUFACTURING LTD, a corporation incorporated with limited liability under the laws of Singapore (the “Company”); THE BANK OF NEW YORK, a New York Banking corporation duly organized and existing under the laws of the State of New York, as trustee (solely in relation to the Amortizing Bonds) (the “Trustee”) under the Indenture (as defined below); and THE BANK OF NEW YORK, a New York banking corporation duly organized and existing under the laws of the State of New York, as unit agent (the “Unit Agent”), conversion agent (the “Conversion Agent”), redemption agent (the “Redemption Agent”), transfer agent (the “Transfer Agent”), paying agent (the “Paying Agent”) and registrar (solely in relation to the Units and Amortizing Bonds) (the “Registrar”).
RECITALS
     WHEREAS, the Company has duly authorized the issuance of convertible redeemable preference shares having the rights and benefits and subject to the restrictions set out in Article 4A of the Company’s Articles; and
     WHEREAS, the Company has duly authorized the issuance of 6.00% amortizing bonds due 2010 pursuant to the Indenture; and
     WHEREAS, the Company desires to provide for the issuance of units, each consisting of one Preference Share and one Amortizing Bond (each such unit, a “Unit”);
     NOW THEREFORE, in consideration of the premises, the mutual agreements and covenants herein contained, and intending to be legally bound hereby, it is mutually agreed as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.01. Definitions.
     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;
     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;
     (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

     (d) the following terms have the meanings given to them in this Section 1.01(d):
     “Act” has the meaning, with respect to any Holder, set forth in Section 2.03.
     “ADS” means an American Depositary Share of the Company, each representing ten Ordinary Shares, issued pursuant to the deposit agreement, dated November 4, 1999, among the Company, Citibank, N.A., as the depository, and the holders of ADSs from time to time.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.
     “Agent” means the Unit Agent, Conversion Agent, Redemption Agent, Transfer Agent, Paying Agent or Registrar or the Person acting in one or more of such capacities as the context may require.
     “Agreement” means this agreement as originally executed or as it may from time to time be supplemented or amended by one or more supplemental agreements entered into pursuant to the applicable provisions of this agreement.
     “Amortizing Bond” means one 6.00% amortizing bond due 2010 of the Company with an original principal amount of $1,556.76, regardless of whether held on a stand-alone basis or in the form of a Unit.
     “Articles” means the articles of association of the Company as amended and supplemented from time to time.
     “Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the relevant Clearing System or on the books of a Person maintaining an account with such Clearing System (directly as a Clearing System Participant or as an indirect participant, in each case in accordance with the rules of such Clearing System).
     “Board of Directors” means the board of directors of the Company or a duly authorized committee of that board.
     “Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and delivered to the Agent.
     “Book-Entry Interest” means a beneficial interest in a Certificate, registered in the name of a Clearing System or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Clearing System as described in Sections 2.10 and 2.18.

     “Business Day” means any day other than (1) a Saturday or Sunday or any other day on which banking institutions and trust companies in London are permitted or required by applicable law to remain closed or (2) a day on which the Agent is closed for business.
     “Certificate” means a Unit Certificate or a CPS Certificate, as the context requires.
     “Clearing System” means each of Euroclear and Clearstream or such other clearing agency that is designated to act as clearing system or depositary for the Units, Preference Shares or Amortizing Bonds as contemplated by Section 2.10.
     “Clearing System Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing System effects book entry transfers and pledges of securities deposited with the Clearing System.
     “Clearstream” means Clearstream Banking, société anonyme, Luxembourg.
     “Company” has the meaning set forth in the introduction to this Agreement until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Company” shall mean such successor.
     “Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s principal executive order, principal financial officer or principal accounting officer.
     “Common Depositary” means The Bank of New York or its nominee as common depositary for the Clearing Systems or any nominee or successor of such common depositary in relation to the Units, Preference Shares or the Amortizing Bonds, as the case may be.
     “Conversion Agent” means The Bank of New York or its nominee as conversion agent for the Preference Shares until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Conversion Agent” shall mean such successor.
     “Conversion Notice” has the meaning set forth in Section 6.01.
     “Conversion Period” has the meaning set forth in Article 4A of the Articles.
     “Conversion Price” has the meaning set forth in Article 4A of the Articles.
     “Corporate Trust Office” means the office of the Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at Attention: Global Trust Services, The Bank of New York, London Branch, One Canada Square, 48th Floor, London E14 5AL, United Kingdom. Fax no: 44 207 964 6399.
     “CPS Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Preference Shares held on a stand-alone basis specified on such certificate.

     “CPS Register” means the “Register of Preference Shareholders” maintained by the Company as referred to in Article 4A.15(2) of the Articles.
     “deliver” means, when used with respect to a transfer of Units, Preference Shares or Amortizing Bonds by a Holder of such security to the Agent or by the Agent to a current or future Holder of such security, (i) one or more book-entry transfers to an account or accounts maintained with a Clearing System to effect transfers of such securities or (ii) in the case of Amortizing Bonds not held in global form, the physical transfer of certificates evidencing Amortizing Bonds or (iii) in the case of Preference Shares not held in the global form, the transfer of Preference Shares in accordance with the Articles.
     “Euroclear” means Euroclear Bank S.A./N.V.
     “Expiration Date” has the meaning set forth in Section 2.03(e).
     “Holder” with respect to a Unit, means the Person in whose name the Unit is registered in the Unit Register, with respect to a Preference Share, means the Person in whose name the Preference Share is registered in the CPS Register, and, with respect to an Amortizing Bond, has the meaning set forth in the Indenture.
     “Indenture” means the Fourth Supplemental Indenture, dated as of August 17, 2005 between the Company and The Bank of New York, taken together with the indenture, dated as of April 2, 2001, between the Company and Wells Fargo Bank Minnesota, as these agreements are originally executed and as they may from time to time be supplemented or amended by one or more supplemental indentures between the Company and The Bank of New York pursuant to the applicable provisions thereof, including, for all purposes of these instruments and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern these instruments and any such supplemental indenture, respectively.
     “Officer” means the Chairman of the Board of Directors, any Deputy Chairman of the Board of Directors, any President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.
     “Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.
     “Opinion of Counsel” means a written opinion of legal counsel, who is acceptable to the Agent, such Agent’s consent not to be unreasonably withheld. The counsel may be an employee of or counsel to the Company. An opinion of counsel may rely on certificates as to matters of fact.
     “Ordinary Shares” means ordinary shares in the capital of the Company, par value S$0.26 each (or of such other par value in which such ordinary shares are for the time being denominated following any consolidation, subdivision or conversion), provided that if all Ordinary Shares are replaced by other securities (all of which are identical), the expression “Ordinary Shares” shall thereafter shall mean such other securities.

     “Outstanding Units” means, as of the date of determination, all Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:
     (i) Units evidenced by Certificates previously cancelled by the Agent or delivered to the Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement;
     (ii) Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement; or
     (iii) Units owned by the Company, any other obligor upon the Units, any Subsidiary of the Company or any Affiliate of such other obligor; provided, however, Units so owned which have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Agent the pledgee’s right so to act with respect to such Units and that the pledgee is not the Company, any other obligor upon the Units, any Subsidiary of the Company or any Affiliate of such other obligor.
     “Paying Agent” means The Bank of New York or its nominee as paying agent for the Units and Preference Shares until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Paying Agent” shall mean such successor.
     “Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Preference Share” means one convertible redeemable preference share of the Company having the rights and benefits, and subject to the restrictions, set out in Article 4A of the Articles, regardless of whether held on a stand-alone basis or in the form of a Unit.
     “Redemption Agent” means The Bank of New York or its nominee as redemption agent for the Preference Shares until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Redemption Agent” shall mean such successor.
     “Registrar” means The Bank of New York or its nominee solely in relation to the Units until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Registrar” shall mean such successor.
     “Responsible Officer” means, with respect to the Agent, any officer of the Agent assigned by the Agent to administer this Agreement.
     “Separation Deadline” means August 2, 2010.
     “Separated Securities” has the meaning set forth in Section 3.02.
     “Subsidiary” of any specified Person means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.
     “Transfer Agent” means The Bank of New York or its nominee as transfer agent for the Units and Preference Shares until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Transfer Agent” shall mean such successor.
     “Trustee” has the meaning set forth in the recitals to this Agreement until a successor shall have become such pursuant to the applicable provision of the Indenture, and thereafter “Trustee” shall mean such successor.
     “Unit” has the meaning set forth in the recitals to this Agreement.
     “Unit Agent” means The Bank of New York or its nominee as unit agent for the Units until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Unit Agent” shall mean such successor.
     “Unit Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Units specified on such certificate.
     “Unit Register” has the meaning set forth in Section 2.09.
     “Vice President” means any vice president of the Company, whether or not designated by a number or a word or words added before or after the title “vice president.”
ARTICLE 2
GENERAL
SECTION 2.01. Compliance Certificates and Opinions.
     Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to an Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such document is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.
SECTION 2.02. Form of Documents Delivered to an Agent.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.
SECTION 2.03. Acts of Holders; Record Dates.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders of the Units may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the relevant Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 8.01) conclusive in favor of the relevant Agent and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which an Agent deems sufficient.
     (c) The ownership of Units shall be proved by the Units Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Unit shall bind every future Holder of the same Unit and the Holder of every Certificate evidencing such Unit issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.
     (e) The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Units. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Units on such record date, and no other Holders of Units, shall be entitled to take the relevant action with respect to the Units, whether or not such Holders remain Holders of Units after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders of Units and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Units in the manner set forth in Section 11.02.
     With respect to any record date set pursuant to this Section 2.03(e), the Company may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Units in the manner set forth in Section 11.02, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
SECTION 2.04. Forms of Unit Certificates Generally.
     The Unit Certificates shall be substantially in the form set forth in Exhibit A, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required to comply with any applicable law or the rules of any securities exchange on which the Units are listed or any Clearing System therefor, or as may, consistently herewith, be determined by the Officers of the Company executing such Unit Certificates, as evidenced by their execution of the Unit Certificates.
SECTION 2.05. Form of Agent’s Certificate of Authentication.
     The form of the certificate of authentication of the Units shall be substantially in the form set forth on the form of the Unit Certificate.
SECTION 2.06. Amount; Form and Denominations.
     The Unit Certificates shall be issuable only in registered form and only in denominations of a single Unit or any integral multiple thereof. The number of Unit Certificates which may be issued at any time under this Agreement is unlimited, provided that the total number of Units represented by Unit Certificates may not at any time exceed the total number of then outstanding Preference Shares and Amortizing Bonds held by the Unit Agent.

SECTION 2.07. Rights and Obligations Evidenced by the Unit Certificates.
     Each Unit Certificate shall evidence the number of Units specified therein, where each such Unit shall consist of one Preference Share and one Amortizing Bond.
SECTION 2.08. Execution, Authentication, Delivery and Dating.
     Two Officers shall sign the Unit Certificates for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Unit Certificate no longer holds that office at the time the Unit Certificate is authenticated, the Unit Certificate shall nevertheless be valid.
     A Unit Certificate shall not be valid until authenticated by the manual signature of the Agent or an authenticating agent appointed by the Agent. Such signature shall be conclusive evidence that the Unit Certificate has been authenticated under this Agreement.
     The Agent shall at any time, and from time to time, authenticate Unit Certificates in the amount provided in a Board Resolution or Officers’ Certificate, upon receipt by the Agent of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Unit Certificate shall be dated the date of its authentication unless otherwise provided by a Board Resolution or an Officers’ Certificate.
     The aggregate principal amount of Unit Certificates outstanding at any time may not exceed any limit upon the maximum amount set forth in any applicable Board Resolution or Officers’ Certificate.
     The Agent may appoint an authenticating agent acceptable to the Company to authenticate the Unit Certificates. An authenticating agent may authenticate Unit Certificates whenever the Agent may do so. Each reference in this Agreement to authentication by the Agent includes authentication by any such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company.
     Upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may pursuant to a Company Order require the Agent to authenticate and deliver Unit Certificates in accordance with such Company Order.
     No Unit Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Unit Certificate a certificate of authentication substantially in the form provided for herein executed by a Responsible Officer of the Agent by manual signature, and such certificate upon any Unit Certificate shall be conclusive evidence, and the only evidence, that such Unit Certificate has been duly authenticated and delivered hereunder.

SECTION 2.09. Registration; Registration of Transfer and Exchange.
     The Registrar shall keep at the Corporate Trust Office a register in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration and transfers of Units (the “Unit Register”).
     Upon surrender for registration of transfer of any Unit Certificate to the Agent at the Corporate Trust Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Unit Certificates evidencing the same number of Units.
     At the option of the Holder, Unit Certificates may be exchanged for other Unit Certificates, of any authorized denominations and evidencing the same number of Units, upon surrender of the Unit Certificates to be exchanged at the Corporate Trust Office. Whenever any Unit Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate and deliver the Unit Certificates which the Holder making the exchange is entitled to receive.
     All Unit Certificates issued upon any registration of transfer or exchange of a Unit Certificate shall evidence the ownership of the same number of Units and be entitled to the same benefits and subject to the same obligations under this Agreement as the Units evidenced by the Unit Certificate surrendered upon such registration of transfer or exchange.
     Every Unit Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Agent or the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of a Unit Certificate and the Company shall pay, to the extent permitted by applicable law, such amount as is sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Unit Certificates, including any exchanges pursuant to Sections 2.13 and 9.04 not involving any transfer.
SECTION 2.10. Units: Book-Entry Interests.
     The Unit Certificates will be issued in the form of one or more fully registered global Certificates, to be delivered to the Common Depositary or its nominee by, or on behalf of, the Company. The Company hereby designates Euroclear and Clearstream as the initial Clearing Systems for the Units. Such Unit Certificates shall be registered on the books and records of the Company in the name of the Common Depositary or its nominee, and no Beneficial Owner will receive a definitive Unit Certificate representing such Beneficial Owner’s interest in such global Certificate.
     The Company and the Agent shall be entitled to deal with the Common Depositary or its nominee for all purposes of this Agreement as the Holder of the Units and the sole holder of the global Certificates of Units and shall have no obligation to the Beneficial Owners of the Units.

     To the extent that the provisions of this Section 2.10 conflict with any other provisions of this Agreement, the provisions of this Section 2.10 shall control.
     The rights of the Beneficial Owners of the Units shall be exercised only through the Clearing Systems in accordance with the customary procedures of the Clearing Systems or Clearing System Participants through which Beneficial Owners of Units hold their Book-Entry Interests.
     Transfers of Units evidenced by global Certificates shall be made through the facilities of the Clearing Systems, and any cancellation of, or increase or decrease in the number of, such securities (including the separation of Units pursuant to Section 3.02) shall be accomplished by making appropriate annotations on the Schedule of Decreases for such global Certificates.
SECTION 2.11. Notices to Holders Only.
     Whenever a notice or other communication to the Holders of Units is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders of Units and the Company or the Company’s agent shall have no obligations to the Beneficial Owners.
SECTION 2.12. Appointment of Successor Clearing System.
     If a Clearing System elects to discontinue its services as securities depositary with respect to the Units, the Company may, in its sole discretion, appoint a successor Clearing System with respect to the Units.
SECTION 2.13. No Definitive Unit Certificates.
     No definitive Certificates in respect of Units shall be issued. If both Euroclear and Clearstream notify the Company that they are unwilling or unable to continue their services as securities depositary with respect to the Units and no successor Clearing System has been appointed pursuant to Section 2.12 within 60 days after such notice then (1) the Agent shall separate all Units and cancel the Unit Certificates and (2) deliver the Separated Securities (in global form or in definitive certificates, as required under the Articles for Preference Shares and under the Indenture for Amortizing Bonds) previously held in the form of Units to the Holders of the Unit Certificates cancelled pursuant to this Section.
SECTION 2.14. Mutilated, Destroyed, Lost and Stolen Unit Certificates.
     If any mutilated Unit Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate and deliver in exchange therefor, a new Unit Certificate, evidencing the same number of Units and bearing a Unit Certificate number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Unit Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then in the absence of notice to the Company or the Agent that such Unit Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Agent, and the Agent, upon the Company’s request, shall authenticate and deliver to the Holder, in lieu of any such destroyed, lost or stolen Unit Certificate, a new Unit Certificate, evidencing the same number of Units and bearing a Unit Certificate number not contemporaneously outstanding. The Company and the Agent shall have no obligation to determine whether any such Unit Certificate has been acquired by a bona fide purchaser.
     Upon the issuance of any new Unit Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Agent) connected therewith.
     The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Unit Certificates.
SECTION 2.15. Persons Deemed Owners.
     The Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Unit Certificate is registered as the owner of the Units evidenced thereby for purposes of (subject to any applicable record date) any payment in respect of the Units, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary. Notwithstanding the foregoing, with respect to any Unit Certificate, nothing contained herein shall prevent the Company or the Agent, or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary (or its nominee), as a Holder of Units, with respect to such Unit Certificate, or impair, as between such Clearing System and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Common Depositary (or its nominee) as Holder of such Unit Certificate. None of the Company, Agent or any agent of the Company or the Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Unit Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
SECTION 2.16. Cancellation.
     In addition to cancellation of the Units pursuant to Sections 3.02, 5.01, 5.02 and 6.02, the Company may at any time deliver to the Agent for cancellation any Unit Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Unit Certificates so delivered shall, upon a Company Order, be promptly cancelled by the Agent. No Unit Certificates shall be authenticated and delivered in lieu of or in exchange for any Unit Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Unit Certificates held by the Agent shall be disposed of in accordance with its customary practices. Upon cancellation of the applicable Units, the Agent shall deliver the Preference Shares and Amortizing Bonds (in global form or in definitive certificates, as required under the Articles for Preference Shares and under the Indenture for Amortizing Bonds) previously held in the form of Units to the Company.
     If the Company or any Affiliate of the Company shall acquire any Unit Certificate, such acquisition shall not operate as a cancellation of such Unit Certificate unless and until such Unit Certificate is delivered to the Agent cancelled or for cancellation.
SECTION 2.17. Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:
      (i) a statement that the person making such certificate or opinion has read such covenant or condition;
      (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
      (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
      (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
SECTION 2.18. Preference Shares: Book-Entry Interests.
     The CPS Certificates will be issued in the form of one or more fully registered Certificates, to be delivered to The Bank of New York or its nominee by, or on behalf of, the Company. The Company hereby designates Euroclear and Clearstream as the initial Clearing Systems for the CPS Certificates. Such CPS Certificates shall initially be registered on the books and records of the Company in the name of The Bank of New York or its nominee. No Beneficial Owner of the Preference Shares will receive a definitive Certificate representing such Beneficial Owner’s interest, except as provided in Section 2.19. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners of the Preference Shares pursuant to Section 2.19:
      (i) the provisions of this Section 2.18 shall be in full force and effect;
      (ii) the Company and the Agent shall be entitled to deal with the registered holder of the CPS Certificate for all purposes of this Agreement as the sole holder of such CPS Certificates and shall have no obligation to the Beneficial Owners;

      (iii) to the extent that the provisions of this Section 2.18 conflict with any other provisions of this Agreement, the provisions of this Section 2.18 shall prevail; and
      (iv) the rights of the Beneficial Owners of the Preference Shares, who shall have no rights under this Agreement with respect to the Company, shall be exercised only through the Clearing Systems in accordance with the customary procedures of the Clearing Systems or Clearing System Participants through which Beneficial Owners of Preference Shares hold their Book-Entry Interests.
     Transfers of beneficial interests in the Preference Shares held either in the form of Units or on a stand-alone basis shall be made through the facilities of the Clearing Systems, and any cancellation of Units shall be reflected by making appropriate annotations on the Schedule of Decreases for CPS Certificates. The Company and the Agent from time to time shall agree on the detailed administrative procedures regarding the cancellation and issuance of CPS Certificates upon the redemption, conversion or cancellation of the Preference Shares.
SECTION 2.19. Preference Shares: Definitive Certificates.
     If both Euroclear and Clearstream notify the Company that they are unwilling or unable to continue to serve as Clearing System with respect to the Preference Shares and no successor Clearing System has been appointed within 60 days after such notice then (1) definitive Certificates evidencing the Preference Shares shall be provided by the Company to the Agent and (2) upon surrender of the Certificates evidencing the Preference Shares by the Common Depositary or the Unit Agent (as the case may be), accompanied by registration instructions from Clearing Systems, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Systems. The Company and the Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be authorized and protected in relying on, such instructions. All definitive Certificates so provided shall evidence Preference Shares that are the same number as represented by the Certificates so surrendered in respect thereof.
     For the avoidance of doubt, Sections 2.18 and 2.19 of this Agreement does not in any way affect the rights of Holders of Preference Shares as described in Article 4A of the Articles.
ARTICLE 3
UNITS
SECTION 3.01. The Units.
     Subject to the limitations specified in this Agreement, a Holder of a Unit shall have the same interests as those of a Holder of a Preference Share held on a stand-alone basis and an Amortizing Bond held on a stand-alone basis.

SECTION 3.02. Separation of the Units.
     The Holder of a Unit may separate the Unit into one Preference Share and one Amortizing Bond by delivering a notice of separation through the Clearing Systems, together with the applicable Unit to the Agent at any time on or prior to 5:00 P.M. (London time) on the Separation Deadline. The Separation Notice once given shall be irrevocable and may not be withdrawn without the consent of the Agent in writing. Upon receipt of the Separation Notice and the applicable Units, the Agent shall (1) cancel the applicable Units and (2) deliver the Preference Shares and the Amortizing Bonds previously held in the form of Units (the “Separated Securities”) to the Holder. The Agent shall deliver the Separated Securities to the Holder as soon as practicable and in any event no later than three Business Days after the receipt of both of the Separation Notice and the applicable Units by the Agent. After a Unit has been separated pursuant to this Section 3.02 into its components, the components may not be reconstituted into a Unit.
     In addition to separation of Units at the option of the Holder as provided in the preceding paragraph, Units shall automatically be separated by the Agent pursuant to Section 2.13, Section 2.16 and Articles 5 and 6 of this Agreement.
SECTION 3.03. Voting.
     The Company, the Trustee and the Agent expressly acknowledge and agree, without affecting the generality of Section 3.01, that the Holder of any Unit shall be entitled to exercise the voting and any other consensual rights pertaining to the Preference Share or the Amortizing Bond related to such Unit as if such Holder held the Preference Share and the Amortizing Bond on a stand-alone basis and not in the form of such Unit.
     In the event of voting by Holders of Preference Shares in accordance with the Articles, the Agent shall have no obligation to calculate the number of Ordinary Shares represented by each Preference Share voted on.
SECTION 3.04. Notice.
     The Company, the Trustee and the Agent expressly acknowledge and agree, without affecting the generality of Section 3.01, that the Holder of any Unit shall be entitled to receive any notices or any other communications from the Company, the Trustee or the Agent pertaining to the Preference Share or the Amortizing Bond related to such Unit as if such Holder held the Preference Share and the Amortizing Bond on a stand-alone basis and not in the form of such Unit.
     Notwithstanding the foregoing, the Company shall not be liable for any delay in receipt by Holders of any notices or any other communications from the Company to Holders of Units as long as such notices or communications are provided in a timely manner to the Holders of the underlying Amortizing Bonds and Preference Shares.

ARTICLE 4
PAYMENT
SECTION 4.01. Payment and Distributions.
     (a) The Company covenants that all payments and distributions to Holders of Preference Shares shall be made as required under the Articles, regardless of whether they are held on a stand-alone basis or in the form of a Unit. Accordingly, all payments and distributions in respect of the Preference Shares held in the form of a Unit shall be made to the Holders of the applicable Units as if such Holders were Holders of Preference Shares held on a stand-alone basis and not in the form of Units.
     (b) The Company covenants that all payments and distributions to Holders of Amortizing Bonds shall be made as required under the Indenture, regardless of whether they are held on a stand-alone basis or in the form of a Unit. Accordingly, all payments and distributions in respect of the Amortizing Bonds held in the form of a Unit shall be made to the Holders of the applicable Units as if such Holders were Holders of Amortizing Bonds held on a stand-alone basis and not in the form of Units.
     (c) Notwithstanding the foregoing, the Company shall not be liable for any delay in payments or distributions to Holders of Units as long as such payments and distributions are made in a timely manner to the Holders of the underlying Amortizing Bonds and Preference Shares.
     (d) The Agent shall ensure that any notices, communications, payments or distributions from the Company relating to the Preference Shares or Amortizing Bonds shall be received by Holders of Preference Shares or Amortizing Bonds held in the form of Units at the same time as received by the Holders of Preference Shares or Amortizing Bonds held on a stand-alone basis.
ARTICLE 5
REDEMPTION AND REPAYMENT
SECTION 5.01. Redemption and Repayment of Preference Shares.
     The procedures for the redemption and repayment of Preference Shares held in the form of a Unit at maturity or earlier, regardless of whether at the option of the Company or otherwise, shall be governed by the provisions of the Articles except as otherwise specified in this Section 5.01. In the case of the redemption and repayment of a Preference Share held in the form of a Unit at maturity or earlier, regardless of whether at the option of the Company or otherwise, the Holders of the applicable Units shall be required to follow the same procedures as provided in the Articles except that in lieu of delivering the Preference Shares to the Company, the Holders shall be required to deliver the applicable Units to the Agent. Upon receipt of such Units, the Agent shall (1) cancel the applicable Units, (2) deliver the Amortizing Bonds previously held in the form of Units to the Holders and (3) redeem or repay the Preference Shares previously held in the form of Units in accordance with the Articles. For the avoidance of any doubt, the procedures for the redemption and repayment of Preference Shares held on stand-alone basis at maturity or earlier, regardless of whether at the option of the Company or otherwise, shall be governed by the provisions of the Articles.
SECTION 5.02. Redemption and Repayment of Amortizing Bonds.
     The procedures for the redemption and repayment of an Amortizing Bond held in the form of a Unit at maturity or earlier, regardless of whether at the option of the Company or the Holder, shall be governed by the provisions of the Indenture except as specified otherwise in this Section 5.02. In the case of the redemption and repayment of an Amortizing Bond held in the form of a Unit at maturity or earlier, regardless of whether at the option of the Company or otherwise, the Holders of applicable Units shall be required to follow the same procedures as provided in the Indenture except in lieu of delivering the Amortizing Bonds as specified in the applicable notice, the Holders shall be required to deliver the applicable Units to the Agent. Upon receipt of such Units, the Agent shall (1) cancel the applicable Units, (2) deliver the Preference Shares previously held in the form of Units to the Holder and (3) redeem or repay the Amortizing Bonds previously held in the form of Units in accordance with the Indenture. For the avoidance of any doubt, the procedures for the redemption and repayment of Amortizing Bonds held on stand-alone basis at maturity or earlier, regardless of whether at the option of the Company or the Holder, shall be governed by the provisions of the Indenture.
SECTION 5.03. No Obligation for Agent to Monitor.
     The Agent shall have no obligation to monitor or determine whether any event has occurred that would trigger a redemption or repayment of the Preference Shares under the Articles.
ARTICLE 6
CONVERSION
SECTION 6.01. Conversion Notice.
     (a) The conversion of a Preference Share, regardless of whether held on a stand-alone basis or in the form of a Unit, shall be governed by the Articles of the Company and Article 6 of this Agreement. During the Conversion Period, a Holder of a Preference Share, held on a stand-alone basis or in the form of a Unit, may opt to convert such Preference Share into Ordinary Shares or ADSs of the Company by delivering (1) a notice of conversion substantially in the form of Exhibit B, duly completed and signed (a “Conversion Notice”) to the Agent, (2) a copy of the Conversion Notice to the Company to the attention of the Company Secretary, and (3) the applicable Preference Share or Unit to the Agent. The Agent shall accept the Conversion Notice from 9:00 A.M. (London time) to 5:00 P.M. (London time) in accordance with Section 11.01 of this Agreement. Upon the receipt of a Conversion Notice, the Agent shall immediately, without checking the Conversion Notice for completeness or otherwise, send a copy of the Conversion Notice to the Company.

     (b) Upon the request of a Holder for a form of Conversion Notice, the Agent shall provide the form of Conversion Notice to such Holder.
     (c) Upon delivery of the Ordinary Shares or ADSs by the Company as required under the provisions of the Articles dealing with conversion of the Preference Shares, the Company shall deliver or cause to be delivered to the Agent a confirmation of the conversion of the Preference Shares in the form of Exhibit C.
SECTION 6.02. Additional Procedures to Convert a Preference Share held as a Unit.
     In the case of the conversion of Preference Shares held in the form of a Unit, the Holders of the applicable Units shall be required to follow the same procedures as provided in the Articles and Section 6.01 of this Agreement except in lieu of delivering the Preference Shares to the Agent, the Holders shall be required to deliver the applicable Units to the Agent. Upon receipt of such Units, the Agent shall (1) cancel the Units, (2) deliver the Amortizing Bonds previously held in the form of Units to the Holder, (3) convert the Preference Shares previously held in the form of Units in accordance with the Articles. All other procedures for the conversion of the Preference Shares previously held in the form of Units shall be in accordance with the Articles and Section 6.01.
SECTION 6.03. Notice of Conversion Price Adjustments.
     Whenever the Conversion Price is adjusted pursuant to Article 4A of the Articles, the Company shall, as soon as practicable but in any event no more than 10 business days in Singapore after any such adjustment, notify the Agent in writing of the event giving rise to the adjustment, the Conversion Price before and after such adjustment, the date on which such adjustment takes effect and such other particulars and information as the Agent may require. The Agent shall in no circumstance be responsible for (1) monitoring the events that would require an adjustment to the Conversion Price or (2) calculating any adjustment to the Conversion Price. Until the Agent receives notification of an adjustment to the Conversion Price, the Agent shall treat the Conversion Price last notified to the Agent as the Conversion Price at any given point in time for all intents and purposes.
ARTICLE 7
REMEDIES
SECTION 7.01. Restoration of Rights and Remedies.
     If the Agent or any Holder of the Units has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Agent and the Holders of the Units shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Agent and the Holder of the Units shall continue as though no such proceeding had been instituted.
SECTION 7.02. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Units in Section 2.14, no right or remedy herein conferred upon or reserved to the Agent or to the Holder of the Units is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 7.03. Delay or Omission Not Waiver.
     No delay or omission of the Agent or of any Holder of any Units to exercise any right or remedy accruing upon any default under this Agreement shall impair any such right or remedy or constitute a waiver of any such default under this Agreement or an acquiescence therein. Every right and remedy given by this Article or by law to the Agent or to the Holders of the Units may be exercised from time to time, and as often as may be deemed expedient, by the Agents or by the Holders of the Units, as the case may be.
SECTION 7.04. Waiver of Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 7.05. Limitations on Company’s Obligations and Liability.
     (a) The Company shall not be liable for failing to perform its obligations under this Agreement if the Company is prevented or delayed by law or circumstances beyond the control of the Company.
     (b) The Company shall not be liable for any damages to the Agent or the Holders resulting from the exercise of its discretion in good faith as permitted under this Agreement.
     (c) The Company shall have no obligation to become involved in a lawsuit or other proceeding related to the Units or this Agreement on behalf of the Holders or any other Persons.
     (d) The Company may rely upon any documents that the Company believes in good faith to be genuine and to have been signed or presented by the proper party.

ARTICLE 8
THE AGENT
SECTION 8.01. Certain Duties and Responsibilities.
      (a) The Agent:
(i)	shall be obligated solely to take the actions specifically set forth in this Agreement without negligence or bad faith;

(ii)	shall have no obligation to become involved in a lawsuit or other proceeding related to the Units or this Agreement on the behalf of the Holders or any other Persons; and

(iii)	in the absence of bad faith or negligence on its part, may, with respect to the Units or Preference Shares, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.
      (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own bad faith, its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)	this Subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii)	the Agent shall not be liable for failing to perform its obligations under this Agreement if the Agent is prevented or delayed by law or circumstances beyond the control of the Agent;

(iii)	the Agent shall not be liable for any damages resulting from the exercise of its discretion in good faith as permitted under this Agreement; and

(iv)	no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (c) The Agent may not be relieved from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct, except that:
(i)	this paragraph does not limit the effect of paragraph (a)(i) and (a) (ii) of this Section; and
(ii)	the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Agent was negligent in ascertaining the pertinent facts.
      (d) Every provision of this Agreement that in any way relates to the Agent is subject to paragraph (a), (b) and (c) of this Section.
      (e) The Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.
      (f) No provision of this Agreement shall require the Agent to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.
      (g) Any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b) and (c) of this Section with respect to the Agent.
SECTION 8.02. Notice of Default.
      If a default under this Agreement by the Company occurs and is continuing with respect to the Units and if it is known to a Responsible Officer of the Agent, the Agent shall mail to each Holder of the Units notice of a default under this Agreement by the Company within 90 days after it occurs or, if later, after a Responsible Officer of the Agent has knowledge of such default. The Agent may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of the Units.
SECTION 8.03. Certain Rights of the Agent.
      (1) The Agent may rely upon any documents that the Agent believes in good faith to be genuine and to have been signed or presented by the proper party. The Agent need not investigate any fact or matter stated in the document.
      (2) Before the Agent acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
      (3) The Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care; provided that such agent agrees as a condition to its engagement that it shall be responsible to the Company for its own misconduct or negligence. No Clearing System shall be deemed an agent of the Agent and the Agent shall not be responsible for any act or omission by any Clearing System.
      (4) The Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
      (5) The Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
      (6) The Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders unless such Holders shall have offered to the Agent reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
SECTION 8.04. Not Responsible for Recitals or Issuance of Units.
     The recitals contained herein shall be taken as the statements of the Company, and the Agent assumes no responsibility for their accuracy or validity. The Agent makes no representations as to the validity, sufficiency or enforceability of the Units, the Preference Shares or this Agreement with regard to the Company.
SECTION 8.05. May Hold Units or Preference Shares.
     Any agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may, to the extent permitted by applicable law, become the owner or pledgee of Units or Preference Shares and may otherwise deal with the Company or any other Person with the same rights it would have if it were not such agent, or the Agent. The Company or its Subsidiaries may become the owner or pledgee of Units or Preference Shares to the extent permitted by applicable law and references in this Agreement to the Company or its Subsidiaries being or becoming owner or pledgee of Units or Preference Shares shall be read as the Company or its Subsidiaries being or becoming such owner or pledgee to the extent permitted by applicable law.
SECTION 8.06. Money Held in Custody.
     Money held by the Agent in custody hereunder need not be segregated from the Agent’s other funds except to the extent required by law or provided herein. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Company.
SECTION 8.07. Compensation and Indemnity.
     The Company shall pay to the Agent from time to time reasonable compensation for its services. The Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Agent upon request for all reasonable out-

of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Agent’s agents and counsel.
     The Company shall indemnify the Agent (including the cost of defending itself) against any loss, liability or expense incurred by it except as set forth in the next paragraph in the performance of its duties under this Agreement as Agent. The Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Agent shall cooperate in the defense. The Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Agent.
     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Agent or by any officer, director, employee, shareholder or agent of the Agent through negligence or bad faith.
     When the Agent incurs expenses or renders services after a default under this Agreement occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any relevant bankruptcy or insolvency laws.
SECTION 8.08. Resignation and Removal; Appointment of Successor.
     A resignation or removal of the Agent and appointment of a successor Agent shall become effective only upon the successor Agent’s acceptance of appointment as provided in this Section. The Agent may resign with respect to the Units by so notifying the Company. The Holders of a majority of the Outstanding Units may remove the Agent with respect to the Units by so notifying the Agent and the Company. The Company may remove the Agent with respect to Units if:
            (1) the Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Agent under any relevant bankruptcy or insolvency law;
            (2) a custodian or public officer takes charge of the Agent or its property; or
            (3) the Agent becomes incapable of acting.
     If the Agent resigns or is removed or if a vacancy exists in the office of Agent for any reason, the Company shall promptly appoint a successor Agent. Within one year after the successor Agent takes office, the Holders of a majority of the then Outstanding Units may appoint a successor Agent to replace the successor Agent appointed by the Company.
     If a successor Agent with respect to the Units does not take office within 60 days after the retiring Agent resigns or is removed, the retiring Agent, the Company or the Holders of at least 10% of the then Outstanding Units may petition any court of competent jurisdiction for the appointment of a successor Agent.

     A successor Agent shall deliver a written acceptance of its appointment to the retiring Agent and to the Company. Immediately after that, the retiring Agent shall transfer all property held by it as Agent to the successor Agent subject to the lien provided for in Section 8.07, the resignation or removal of the retiring Agent shall become effective, and the successor Agent shall have all the rights, powers and duties of the Agent with respect to the Units. A successor Agent shall mail a notice of its succession to each Holder of the Units. Notwithstanding replacement of the Agent pursuant to this Section 8.08, the Company’s obligations under Section 8.07 hereof shall continue for the benefit of the retiring agent with respect to expenses and liabilities incurred by it prior to such replacement.
SECTION 8.09. Acceptance of Appointment by Successor.
     (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.
     (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.
     (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.
SECTION 8.10. Merger, Conversion, Consolidation or Succession to Business.
     Any Person into which an Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder; provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Unit Certificates shall have been authenticated, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to the Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Units.
SECTION 8.11. Preservation of Information.
     The Registrar shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Units received by the Registrar in its capacity as registrar.

SECTION 8.12. No Obligations of Agent.
     Except to the extent otherwise expressly provided in this Agreement, the Agent assumes no obligation and shall not be subject to any liability under this Agreement in respect of the obligations of the Holder of any Unit or Preference Share hereunder. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Agent or its officers, directors, employees or agents be liable under this Agreement to any third party for indirect, incidental, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Agent and regardless of the form of action.
SECTION 8.13. Tax Compliance.
     (a) The Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 8.01(a)(iii).
     (b) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.
ARTICLE 9
SUPPLEMENTAL AGREEMENTS
SECTION 9.01. Supplemental Agreements Without Consent of Holders.
     Without the consent of any Holders of Units, the Company and the Agent may enter into one or more agreements supplemental to this Agreement. Any such supplemental agreement may amend this Agreement for any reason whatsoever. In the event that any such supplemental agreement prejudices one or more of the substantial rights of the Holders of Units under this Agreement, such supplemental agreement shall not become effective with respect to the outstanding Units until 30 days after the Agent notifies Holders of the Units of such amendment. At the time an amendment to the terms of this Agreement becomes effective, the Holders of Units shall be deemed, by continuing to hold their Units, to agree to such amendment and be bound by this Agreement as amended.
     No amendment of this Agreement shall be made that would vary the rights of the Holders of Preference Shares or Amortizing Bonds. Any amendment to the rights of the Holders of Preference Shares or Amortizing Bonds shall be made only in accordance with Article 4A of the Articles or the Indenture, respectively. For the avoidance of any doubt, no supplemental agreement that in any way amends the hours within which the Agent has agreed to accept a Conversion Notice in Section 6.01(a) shall be effective unless approved in accordance with the Articles.

SECTION 9.02. Execution of Supplemental Agreements.
     In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement that in any way amend the hours within which the Agent has agreed to accept a Conversion Notice in Section 6.01(a), the Agent shall be provided, and (subject to Section 8.01) shall be fully authorized and protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and an Officers’ Certificate stating that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied.
SECTION 9.03. Effect of Supplemental Agreements.
     Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Unit Certificates theretofore or thereafter authenticated and delivered hereunder, shall be bound thereby.
SECTION 9.04. Reference to Supplemental Agreements.
     Unit Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Unit Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated and delivered by the Agent in exchange for outstanding Unit Certificates.
ARTICLE 10
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
SECTION 10.01. Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions.
     The Company shall not consolidate with or merge into any other corporation or, together with or through one or more of its Subsidiaries, convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any Person, unless:
            (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (a) shall be a corporation, partnership or trust or other entity organized and validly existing under the laws of Singapore or the United States and (b) shall expressly assume, by a supplemental agreement hereto, executed and delivered to the Agent, in a form satisfactory to the Agent, the Company’s obligation for the due and punctual payment of all payments payable in respect of the Units and the performance and observance of every covenant of this Agreement on the part of the Company to be performed or observed;
            (2) immediately after giving effect to such transaction, no default under this Agreement shall have occurred and be continuing; and
            (3) the Company or such Person shall have delivered to the Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental agreement comply with the relevant terms and conditions of this Agreement and that all conditions precedent herein provided for relating to such transaction have been complied with.
     This Section shall only apply to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor.
SECTION 10.02. Rights and Duties of Successor Corporation.
     Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the recitals of this Agreement or any successor Person which shall theretofore become such in the manner described in Section 10.01), except in the case of a lease, shall be discharged of all obligations and covenants under this Agreement and the Units and may be dissolved and liquidated.
ARTICLE 11
MISCELLANEOUS
SECTION 11.01. Notices.
     Any request, demand, authorization, direction, notice, consent, waiver or act of Holders of Units or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,
      (a) the Trustee or the Agent by any Holder of Units or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee or the Agent (as the case may be) at the address of its principal office specified below, or at any other addresses previously furnished in writing to each Holder of Units or the Company by the Trustee or the Agent (as the case may be), or

      (b) the Company by the Trustee, the Agent or by any Holder of Units shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified below, or at any other address previously furnished in writing to the Trustee or the Agent by the Company.
     All notices delivered hereunder shall be in English and shall be deemed effective when actually received.
     If to the Agent or Trustee, including, in respect of the Agent, for the purposes of the definition of “Business Day” under Article 4A of the Articles:

The Bank of New York
London Branch
One Canada Square
48th Floor
London E14 5AL
United Kingdom
Attention: Global Trust Services
Fax: 44 207 964 6399 with a copy to: The Bank of New York One Temasek Avenue #02-01 Millenia Tower Singapore 039192 Attention: Global Trust Services Fax: 65 6883 0338
     If to the Company:

Chartered Semiconductor Manufacturing Ltd.
60 Woodlands Industrial Park, Street 2
Singapore 738406
Attention: General Counsel
Fax: 65 6360 4970
SECTION 11.02. Notice to Holders; Waiver.
     Where this Agreement provides for notice to Holders of Units of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder of Units affected by such event, at its address as it appears in the Unit Register not later than the latest date (if any) and not earlier than the earliest date (if any) prescribed for the giving of such notice. In any case where notice to Holders of Units is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder of Units shall affect the sufficiency of such notice with respect to other Holders of Units. Any notice mailed to a Holder of the Units in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Units shall be filed with the relevant Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Agent shall be deemed to be a sufficient giving of such notice for every purpose hereunder.
SECTION 11.03. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 11.04. Successors and Assigns.
     All covenants and agreements in this Agreement by the Company and the Agent shall bind their respective successors and assigns, whether so expressed or not.
SECTION 11.05. Separability Clause.
     In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.
SECTION 11.06. Benefits of Agreement.
     Nothing contained in this Agreement or in the Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Unit Certificates by their acceptance of delivery of such Unit Certificates.
SECTION 11.07. Governing Law.
     This Agreement and the Units (but not the Preference Shares that are components of the Units, which shall be governed by, and construed in accordance with, the laws of Singapore) shall be governed by, and construed in accordance with, the law of the State of New York.
SECTION 11.08. Counterparts.
     This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
SECTION 11.09. Inspection of Agreement.
     A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

SECTION 11.10. No Waiver.
     No failure on the part of the Company, the Agent or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
[SIGNATURES ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CHARTERED SEMICONDUCTOR MANUFACTURING LTD
By	/s/ George Thomas
	Name:	George Thomas
	Title:	Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK as Trustee

By	/s/ Kenneth Cheong
	Name:	Kenneth Cheong
	Title:	Assistant Vice President

THE BANK OF NEW YORK as Agent

By	/s/ Kenneth Cheong
	Name:	Kenneth Cheong
	Title:	Assistant Vice President

Exhibit A
Form of Unit Certificate
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”), FOR EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÈTÈ ANONYME (“CLEARSTREAM”), TO CHARTERED SEMICONDUCTOR MANUFACTURING LTD (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED AS NOMINEE OF THE COMMON DEPOSITARY FOR EUROCLEAR AND CLEARSTREAM, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY FOR EUROCLEAR AND CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY OTHER PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.
NONE OF THE UNITS IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED HAVE BEEN OR WILL BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
CHARTERED SEMICONDUCTOR MANUFACTURING LTD
Unit Certificate

No. 1	COMMON CODE: 022540491
ISIN: XS0225404911
30,000 Units
          This Unit Certificate certifies that The Bank of New York Depository (Nominees) Limited (the “Holder”) is the registered owner of 30,000 Units of the Company.
          Each Unit consists of one convertible redeemable preference share of the Company having the rights and benefits and subject to the restrictions set out in Article 4A of the Articles of Association of the Company (a “Preference Share”) and one 6.00% amortizing bond due 2010 with an original principal amount of $1,556.76 of the Company (an “Amortizing Bond”). A Unit issued by the Company does not represent separate and distinct obligations of the Company in respect of the underlying components of a Unit, a Preference Share and an Amortizing Bond, which have been issued by the Company and are held by the Unit Agent for each Unit.
(a)	At any time after issuance of the Units, subject to the timing restrictions described in the master agency agreement among the Company, The Bank of New York as trustee for the Amortizing Bonds and The Bank of New York as agent (the “Agent”) for the Units and the Preference Shares and registrar solely for the Units, dated August 17, 2005 (the “Master Agency Agreement”), the components of the Unit – the Preference Share and the Amortizing Bond – may be separated at the option of the holder.

(b)	A Preference Share may be held either in the form of a Unit or on a stand-alone basis. The Preference Shares whether held in the form of a Unit or on a stand-alone basis shall be represented by one or more certificates. The Preference Shares when held on a stand-alone basis trade under the following securities codes – COMMON CODE: 022540882 and ISIN: XS0225408821. The Amortizing Bonds whether held in the form of a Unit or on a stand-alone basis shall be represented by one or more certificates. The Amortizing Bonds when held on a stand-alone basis trade under the following securities codes – COMMON CODE: 022541234 and ISIN: XS0225412344.
          This Unit Certificate is issued pursuant to the Master Agency Agreement.
          The Preference Shares and the Amortizing Bonds are governed by their respective terms and conditions. The form of each of the Preference Shares and the Amortizing Bonds are attached hereto as Annex A and Annex B respectively.
          Unless the certificate of authentication hereon has been executed by the Agent by the manual signature of one of its duly authorized officers, this Unit Certificate shall not be valid or obligatory for any purpose.
          Terms used but not defined herein shall have the meanings assigned to them in the Master Agency Agreement.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: August 17, 2005

CHARTERED SEMICONDUCTOR MANUFACTURING LTD

By

Name:
Title:

By

Name:
Title:
CERTIFICATE OF AUTHENTICATION
This is one of the Units referred to in the within-mentioned Master Agency Agreement.

THE BANK OF NEW YORK, as Agent

By

Name:
Title:

SCHEDULE OF DECREASES IN UNIT CERTIFICATE
The following decreases in this Unit Certificate have been made:

	Amount of decrease in	Number of Units
	number of Units	evidenced by this Global	Signature of
	evidenced by the Global	Certificate following	authorized signatory
Date	Certificate	such decrease	of Agent

Annex A
Form of CPS Certificate

SCHEDULE OF DECREASES IN PREFERENCE SHARE CERTIFICATE
The Preference Shares when held on a stand-alone basis trade under the following securities codes – COMMON CODE: 022540882 and ISIN: XS0225408821.
The following decreases in the number of Preference Shares held in the form of Units have been made:

	Amount of		Number of
	decrease in	Number of	Preference Shares
	number of	Preference Shares	held by The Bank
	Preference Shares	held by The Bank	of New York or
	by The Bank of	of New York or its	its nominee as the
	New York or its	nominee as the	Common	Signature of
	nominee as Unit	Unit Agent after	Depositary after	authorized signatory
Date	Agent	such decrease	such decrease	of Agent

Annex B
Form of Amortizing Bond Certificate

Exhibit B
Form of Conversion Notice
     The undersigned Holder of the within Preference Share Certificate or Unit Certificate of the Company hereby irrevocably exercises the option to convert its              Preference Shares held in the form of Units or otherwise into Ordinary Shares of the Company and elects to receive such Ordinary Shares in the form of:

☐	Ordinary Shares, for of Preference Shares, and/or

☐	ADSs, for of Preference Shares,
     pursuant to the terms of Article 4A of the Company’s Articles of Association and the master agency agreement among the Company, The Bank of New York as trustee for the Amortizing Bonds and The Bank of New York as agent for the Units and the Preference Shares and registrar solely for the Units, dated August 17, 2005 (the “Master Agency Agreement”) and, in the case of conversion into ADSs, the deposit agreement dated November 4, 1999 among the Company, Citibank, N.A., as the ADS depositary, and holders of ADSs from time to time (the “Deposit Agreement”), and directs that Ordinary Shares or ADSs, as the case may be, deliverable upon conversion of the Preference Shares be delivered to the securities account stated below:

Name	:

Address	:

Taxpayer Identification Number	:

Securities Account	:

     If Ordinary Shares or ADSs, or any portion of the Preference Shares represented by this Preference Share Certificate or Unit Certificate not converted, are to be issued in the name of a person other than the undersigned, the undersigned will pay all stamp duties and transfer taxes payable with respect thereto. The undersigned hereby certifies that it shall be responsible for and pay (1) any taxes and capital, stamp, issue and registration duties arising on conversion, other than any taxes or capital or stamp duties payable in Singapore in respect of the allotment, issuance, delivery and listing of Ordinary Shares upon conversion, (2) any tax or duty relating to any disposal or deemed disposal relating to conversion and transfer involved in the issue or delivery of Ordinary Shares upon conversion, other than any withholding or deduction for any Singapore tax (as defined in Article 4A of the Articles and (3) in the case of conversion into ADSs, the fees and expenses of the ADS depositary pursuant to the Deposit Agreement.
     The undersigned hereby acknowledges that fractions of Ordinary Shares or ADSs will not be issued on conversion and will not be deposited with the applicable Clearing Systems and no cash adjustments or payments will be made in respect of any such fractions.

     Terms used but not defined herein shall have the meanings assigned to them in the Company’s Articles of Association, the Master Agency Agreement or the Deposit Agreement.
     Dated: ___, 20___

By

Signature of Holder
     For Conversion Agent’s Use only:

(A)	Receipt Date:
Conversion Date:
(B)	Conversion Price on Conversion Date:
(C)	Number of Ordinary Shares or ADSs (as applicable) issuable:
     A copy of this Conversion Notice must also be sent directly to the Company by facsimile or first-class postage prepaid to the following address:
Chartered Semiconductor Manufacturing Ltd.
60 Woodlands Industrial Park, Street 2
Singapore 738406
Attention: Company Secretary
Fax: 65 6360 4970

Exhibit C
Form of Confirmation
Form of notification to be sent by facsimile by the Company to the Conversion Agent

To:	The Bank of New York as Conversion Agent

The Bank of New York
30 Cannon Street
London EC4M 6XH
United Kingdom
(Attention: Global Trust Services)

Fax: (44-207) 964 7294

cc:	The Bank of New York
One Temasek Avenue
#02-01 Millenia Tower
Singapore 039192
(Attention: Global Trust Services)

Fax: (65) 6883 0338
Preference share conversion identification reference:
Chartered Semiconductor Manufacturing Ltd. Convertible Redeemable Preference Shares

Number of Ordinary Shares or ADSs (as applicable) delivered:

Date of Delivery:

Securities Account where Ordinary Shares or ADSs (as applicable) were delivered:

Number of Preference Shares cancelled upon conversion:

We confirm that the relevant Ordinary Shares or ADSs issued on conversion have been delivered to the Securities Account as designated by the Conversion Notice.

CHARTERED SEMICONDUCTOR MANUFACTURING LTD

By

Name:
Title: